Exhibit 10.14

AMENDMENT NO. 7 TO
LOAN AGREEMENT
(CVTI/Covenant Transport)

THIS AMENDMENT NO. 7 TO LOAN AGREEMENT, dated as of November 17, 2004 (the “Amendment”), is entered into by and among THREE PILLARS FUNDING LLC (formerly known as THREE PILLARS FUNDING CORPORATION), (“Three Pillars”), SUNTRUST CAPITAL MARKETS, INC. (formerly SunTrust Equitable Securities Corporation), as administrator (the “Administrator”), CVTI RECEIVABLES CORP. (“CVTI”), and COVENANT TRANSPORT, INC. (“Covenant”). Capitalized terms used and not otherwise defined herein are used as defined in the Loan Agreement, dated as of December 12, 2000 among Three Pillars, the Administrator, CVTI and Covenant (as amended to date, the “Loan Agreement”).

WHEREAS, the parties hereto desire to further amend the Loan Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.  Amendments to the Loan Agreement.

(a)     The following new definition is hereby added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:

“Detention Charge Receivable: Any Receivable that arises from the assessment against the Obligor thereof of fees in connection with a driver being detained (beyond the period of time allotted by the Originator for the performance by the driver of his/her duties) at any pick-up, deliver or transfer site relating to any service rendered to such Obligor.”

(b)     The definition of “Concentration Limit” in Section 1.1 of the Loan Agreement is hereby deleted and replaced with the following definition:

“Concentration Limit: For any Obligor (a) whose (i) short term unsecured debt rating is (A) equal to both A1+ by S&P and P1 by Moody’s, 8.0%, (B) equal to both A1 by S&P and P1 by Moody’s, 6.0%, (C) equal to both A2 by S&P and P2 by Moody’s, 4.0%, (D) equal to both A3 by S&P and P3 by Moody’s, 3.0%; provided, however, if such Obligor is rated by both Moody’s and S&P and has a split rating, the applicable rating will be the lower of the two ratings, or (ii) in the absence of short term unsecured debt ratings by both Rating Agencies, whose long term unsecured debt rating is (A) equal to both AAA by S&P and Aaa by Moody’s, 8.0%, (B) equal to both AA-, AA or AA+ by S&P and Aa3, Aa2 or Aa1 by Moody’s, 6.0%, (C) equal to both A-, A or A+ by S&P and A3, A2 or A1 by Moody’s, 4.0%, (D) equal to both BBB-, BBB or BBB+ by S&P and Baa3, Baa2 or Baa1 by Moody’s, 3.0%; provided, however, if such Obligor is rated by both Moody’s and S&P and has a split rating, the applicable rating will be the lower of the two ratings or (b) that has no short term unsecured debt rating or long term unsecured debt rating or is rated below any of the foregoing rating categories, 3.0%, in each case, of the Aggregate Unpaid Balance.”

(c)     The definition of “Defaulted Receivable” in Section 1.1 of the Loan Agreement is hereby amended by adding the parenthetical phrase “(other than a Detention Charge Receivable)” following the first occurrence of the word “Receivable” in such definition.

(d)     The definition of “Delinquent Receivable” in Section 1.1 of the Loan Agreement is hereby amended by adding the phrase “or a Detention Charge Receivable” following the word “Receivable” in the parenthetical phrase “(other than a Defaulted Receivable)” in such definition.

(e)     Clause (d) of the definition of “Eligible Receivable” in Section 1.1 of the Loan Agreement is hereby amended by adding the phrase “a Detention Charge Receivable,” before the words “a Delinquent Receivable” in such definition.

(f)     The definition of “Special Obligor” in Section 1.1 of the Loan Agreement is hereby deleted.

(g)     Section 10.2(d) of the Loan Agreement is hereby deleted and replaced with the following:

           “(d) Delinquency Ratio. The Delinquency Ratio shall be equal to or exceed 2.00% on a rolling three month average basis.”

(h)     The definition of “Scheduled Commitment Termination Date” in Section 1.1 of the Loan Agreement is hereby deleted and replaced with the following:

   “Scheduled Commitment Termination Date: December 6, 2005.”

SECTION 2. Effect of Amendment.

Except as modified and expressly amended by this Amendment, the Loan Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect. This Amendment shall be effective as of the later of date on which each of the parties hereto delivers to the Administrator a fully executed original of this Amendment and the date on which CVTI delivers to the Administrator a fully executed original of the Second Amended and Restated Fee Letter, dated as of the date hereof (the “Effective Date”). On and after the Effective Date, all references in the Loan Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import refer to the Loan Agreement as amended by this Amendment.

SECTION 3. Binding Effect.

This Amendment shall be binding upon and inure to the benefit of the parties to the Loan Agreement and their successors and permitted assigns.

SECTION 4. Governing Law.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5. Execution in Counterparts; Severability.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

THREE PILLARS:	THREE PILLARS FUNDING LLC
	By:	/s/ Evelyn Echevarria
Title: Vice President

THE BORROWER:	CVTI RECEIVABLES CORP.
	By:	/s/ Joey B. Hogan
Title: Treasurer and Chief Financial Officer

THE ADMINISTRATOR:	SUNTRUST CAPITAL MARKETS, INC.
	By:	/s/ James R. Bennison
Title: Managing Director

THE MASTER SERVICER:	COVENANT TRANSPORT, INC., a Nevada holding corporation
	By:	/s/ Joey B. Hogan
Title: Exec. Vice President, Chief Financial, and Assistant Secretary

(Signature Page to Amendment No. 7 to Loan Agreement (CVTI/Covenant Transport))